UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2015, the Company held its 2015 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

1.	Election of Directors

Director	Number of Shares Voted For	Number of Shares Withheld
Michelle L. Collins	53,496,001	185,224
Robert F. DiRomualdo	53,284,852	396,373
Catherine Halligan	53,494,561	186,664
Lorna E. Nagler	53,348,555	332,670

There were 3,418,776 broker non-votes on the proposal for election of directors.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

56,592,980 shares voted for, 349,024 shares voted against and 157,997 shares abstained from voting. There were no broker non-votes on this matter.

3.	Advisory Vote on Executive Compensation

52,757,706 shares voted for, 747,545 shares voted against and 175,974 shares abstained from voting. There were 3,418,776 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: June 5, 2015	By:	/s/ Scott M. Settersten
Scott M. Settersten
Chief Financial Officer and Assistant Secretary